                                     EXHIBIT 8




                                      FORM OF

                                   LEGAL OPINION

                                         OF

                          WILDMAN, HARROLD, ALLEN & DIXON

                   [Letterhead of Wildman, Harrold, Allen & Dixon]


                                 __________ __, 1999






Board of Directors
Inland Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60521

Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration (the "Registration") under the Securities Act of 1933, as amended (the "Act") of 56,000,000 shares, par value $ .01 per share, of Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"). In connection with the Registration we have been asked to provide opinions on certain federal income tax matters related to the Company. The capitalized terms used in this letter and not otherwise defined herein shall have the meaning ascribed to them in the latest dated Prospectus of the Company as of the date hereof included in the Company's Registration Statement on Form S-11, as amended (the "Registration Statement"), filed by the Company under the Act with the United States Securities and Exchange Commission (the "SEC").

     For purposes of this opinion letter, we have examined and relied upon the following documents:

     1.   A copy of the Prospectus;

     2.   A copy of the Bylaws, as amended to date;

     3.   A copy of the Articles of Incorporation, as amended to date;

     4.   A copy of the form of Subscription Agreement;

     5.   The Representation Letter of even date delivered to us by the Company;

Board of Directors
September __, 1998
Page 2

     6. Copies of the leases for the Properties described in the Prospectus as the "Initial Properties" as supplied to us by the Company; and

     7. Such other additional instruments and documents, representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each party executing a document to so act. For purposes of opinions contained herein, we have assumed that:

     (i) the documents shown to us are complete and no modifications to any thereof exists;

     (ii) the documents shown to us as certified or photostatic copies of original documents conform to the original documents;

     (iii) the documents listed above that have been reviewed in proposed form will be executed in substantially the same form as the proposed documents that we have reviewed; and

     (iv) all of the representations and statements set forth in the documents listed above, including, without limitation, the factual assumptions and representations of the Company set forth in the section of the Prospectus entitled "Federal Income Tax Considerations" are true and correct, and that all obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms.

     Our opinions are based upon the facts described in the Prospectus and upon facts as they have been represented to us or determined by us as of this date. Any alterations of such facts may adversely affect our opinions. For purposes of our opinions, we have relied upon the representations made by the officers and directors of the Company as set forth in the Prospectus or elsewhere. Further, our opinions are based upon existing statutory law and currently applicable Treasury Department Regulations promulgated or proposed under the Internal Revenue Code of 1986, as amended (the "Code"), current published administrative positions of the Internal Revenue Service (the "Service") contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change either prospectively or retroactively, which changes could cause this opinion to no longer be valid.

     We hereby confirm to you the opinions and statements attributed to us in the section of the Prospectus entitled "Federal Income Tax Considerations," subject to all

Board of Directors
September __, 1998
Page 3

the statements, representations and assumptions accompanying such opinions and statements. Please note that the Prospectus further states that the Company's qualification and taxation as a REIT and its ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements, and Wildman, Harrold, Allen & Dixon will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so.

     You should note that the opinions contained herein have no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusions or propriety of any of our opinions, nor can there be assurance that if challenged, the Company will prevail on such issues. In addition, the federal income tax laws are uncertain as to many of the tax matters material to an investment in the Company and, therefore, it is not possible to predict with certainty future legal developments, including how courts will decide various issues if litigated. Accordingly, there can be no assurance of the outcome of the issues on which we are opining.

     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the references to us under the headings "Prospectus Summary -- Risks Factors and Conflicts of Interest -- Tax Risks," in paragraph 8 under "Conflicts of Interest," "Federal Income Tax Considerations" and "Legal Matters."




                                   Very truly yours,

                                   WILDMAN, HARROLD, ALLEN & DIXON